VERSATILITY INC.
                                                                   PRESS RELEASE


Contact
Kenneth T. Nelson, Chief Financial Officer
11781 Lee Jackson Memorial Highway
Seventh Floor
Fairfax, Virginia  22033
(703) 591-2900


                                                           FOR IMMEDIATE RELEASE
                                                               November 19, 1998


                     VERSATILITY INC. ANNOUNCES THE APPROVAL
              BY ITS STOCKHOLDERS OF THE ACQUISITION OF VERSATILITY
                              BY ORACLE CORPORATION


Fairfax, Virginia, November 19, 1998 - Versatility Inc. (OTC/VERS) announced that, at its Special Meeting of Stockholders held on Wednesday, November 18, 1998, the stockholders of Versatility approved the merger whereby Versatility will become a wholly-owned subsidiary of Oracle Corporation and the shares of Versatility outstanding immediately prior to the merger will be converted into the right to receive $1.50 in cash per share.

Versatility anticipates that the merger will be consummated in December 1998. However, the consummation of the merger continues to be subject to a number of conditions precedent. Following the consummation of the merger, each stockholder will receive a Letter of Transmittal with instructions as to the procedure for exchanging their shares for the cash merger consideration.

Except for historical information, the statements preceding are forward-looking statements that involve risks and uncertainties, and there can be no assurances that the conditions precedent to the merger will be satisfied or that the merger will be consummated. Investors are cautioned that such statements are only predictions and the actual events or results may differ materially. These forward-looking statements speak only as of this date. Versatility undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.